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                                                                    EXHIBIT 21.1



                   SUBSIDIARY OF TOREADOR ROYALTY CORPORATION


         Toreador Royalty Corporation has one wholly-owned subsidiary, Toreador Exploration & Production Inc., a Texas corporation.